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                                                                EXHIBIT 10(M).


               FIRST CHICAGO CORPORATION COMPENSATION AGREEMENT


   THIS AGREEMENT executed this ________ day of ___________________, l9__, by and between FIRST CHICAGO CORPORATION, a Delaware corporation (hereinafter referred to as "FIRST") and ________________________________________________
(hereinafter referred to as "DIRECTOR").


                             W I T N E S S E T H:
                             -------------------


   WHEREAS, DIRECTOR is a director of FIRST; and

   WHEREAS, FIRST and DIRECTOR desire to enter into a compensation agreement.

   NOW, THEREFORE, the parties agree that:

   l. FIRST shall pay and DIRECTOR shall receive compensation for any services rendered by him as a director to the extent, at the time, and in the manner hereinafter provided.

   2. FIRST will cause to be set up upon its books two bookkeeping accounts, the first to be known as DIRECTOR'S "Deferred Compensation (Cash Account)" (hereinafter referred to as "Cash Account"), and the second as DIRECTOR'S "Deferred Compensation (Stock Account)" (hereinafter referred to as "Stock Account").

       (a) Cash Account
           ------------

       FIRST will regularly credit to the Cash Account the amount which DIRECTOR would otherwise be entitled to receive for his services as a director in accordance with the terms and provisions of any resolution duly adopted by the Board of Directors (hereinafter referred to as "BOARD"), and, on the dividend payment date, an amount equal to the cash dividend which would have been payable upon that number of shares of First Chicago Corporation credited to the Stock Account on the record date applicable to such cash dividend, such credit to continue so long as there shall be shares credited to the Stock Account.

       (b) Stock Account
           -------------

       On the tenth day (or next business day if a weekend or holiday) of January, April, July and October of each year, FIRST shall determine the number of full shares of First Chicago Corporation stock which it could have purchased on that date with the amounts then in the Cash Account, based upon the closing price of such shares on the New York Stock Exchange on that date. Such shares shall be credited to the Stock Account and the amount in the Cash Account reduced accordingly. In addition, the Stock Account shall be credited with any stock splits or similar distributions which would have been payable on the number of shares then credited to such account.
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These amounts are to be established for bookkeeping purposes only, shall not represent either a cash deposit or actual shares, shall not give DIRECTOR any special right in cash or shares held or owned by FIRST, and shall not give rise to any cause of action by DIRECTOR against FIRST, except at such time as DIRECTOR shall become entitled to receive payment of compensation in accordance with the terms of this Agreement. FIRST shall furnish DIRECTOR quarterly statements showing the balances in each of these accounts as they exist at the time such statement is rendered.

   3. Commencing in the _________/1/ year following DIRECTOR'S retirement, DIRECTOR shall be entitled to receive ________________/2/ annual payments, such payments to be made on the first business day of April in each year. In the event of the death of DIRECTOR prior to said year, the payments shall commence on the first business day in April in the year following his death. Each payment shall be determined by dividing the number of payments remaining due hereunder into the aggregate of:

       (a) the amount in the Cash Account, and

       (b) the fair market value (on the date such payment is due) of the shares of stock then credited to the Stock Account, which fair market value shall be the price at which such stock closed on the New York Stock Exchange on the last trading day preceding the due date of the payment.

Notwithstanding anything in this Agreement to the contrary, no payments shall be made pursuant to paragraph 3 hereof prior to the first to occur of Director's retirement or termination of service as a director, or Director's disability or death.

   4. Any payments due hereunder which shall not have been paid to DIRECTOR during his lifetime shall be paid to his surviving spouse or to any other person as he may have designated in a writing filed with FIRST to receive the same; these payments shall be made at the same time or times and in the same amount or amounts as would have been paid to DIRECTOR had he survived. DIRECTOR shall have the right during his lifetime to designate in writing and to change (in writing) the designation of any person to whom FIRST shall make payments, if any, which remain unpaid at his death, and FIRST may rely upon the last of such written designations in its possession in making any such payments.

   If any payments remain due hereunder upon the death of the survivor of DIRECTOR, his spouse or any person designated as the person entitled in a writing signed by DIRECTOR and filed with FIRST to receive payments, FIRST may make any payments due hereunder to the Executor or Administrator of the estate of the last to survive of the aforementioned.

   5. The right of DIRECTOR, his spouse and of any person designated by him to receive payments hereunder is personal and is not subject to acceleration or assignment, and FIRST shall have no liability for payments hereunder to any person or in any manner other than is herein provided. However, FIRST, by resolution duly adopted by its BOARD, shall have the right, at its option and at any time in its sole discretion, to pay all or any part of the aggregate amount of payments otherwise due hereunder, in cash (by check), and in advance of

-------------
   /1/Insert when payment is to commence, e.g., "first", "second", "fifth".

   /2/Insert number of annual payments to be received.
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any scheduled payment date or dates otherwise prescribed herein.

   5A. Notwithstanding paragraph 3 hereof, upon Director's retirement or termination of service as a director within one year following a Change of Control (as defined below), the amount in the Cash Account and the fair market value of the shares of stock then credited to the Stock Account (equal to the price at which such stock closed on the New York Stock Exchange on the day of such retirement or termination) shall be immediately paid in a cash lump sum as soon thereafter as is practicable to Director.

   For this purpose, a `Change of Control' shall mean any of the following events:

       (i) The acquisition, other than from First Chicago Corporation (`FIRST'), by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the `Exchange Act')) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of FIRST or the combined voting power of the then outstanding voting securities of FIRST entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by FIRST or any of its subsidiaries, or any employee benefit plan (or related trust) of FIRST or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of FIRST immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of FIRST or the combined voting power of the then outstanding voting securities of FIRST entitled to vote generally in the election of directors, as the case may be; or

       (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the `Incumbent Board') cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by FIRST's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of FIRST (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

       (iii) Approval by the stockholders of FIRST of a reorganization, merger or consolidation of FIRST, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of FIRST immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete
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   liquidation or dissolution of FIRST or of the sale or other disposition of all or substantially all of the assets of FIRST.

   6. This Agreement may be amended in writing at any time and in any manner without consent of any person other than DIRECTOR and FIRST, but no such amendment shall have retroactive effect, and such amendment shall become effective only as to the next succeeding calendar quarter following the date of such amendment and thereafter.

   7. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of FIRST.

   IN WITNESS WHEREOF, FIRST has caused these presents to be executed in its name and on its behalf pursuant to the authorization of its Board of Directors, and DIRECTOR has hereunto set his hand all on the day and year first above written.

                              FIRST CHICAGO CORPORATION


                              By:
                                 --------------------------

(SEAL)


Attest:



-----------------------
Assistant Secretary



                              -----------------------------
                                      DIRECTOR
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                                 AMENDMENT TO
               FIRST CHICAGO CORPORATION COMPENSATION AGREEMENT


       Pursuant to the First Chicago Corporation Compensation Agreement between

First Chicago Corporation and me, as amended from time to time, (this

"Agreement"), said Agreement is amended as follows:

       1.  Paragraph 3 is amended by adding the following:

   "DIRECTOR will not be considered to have retired or terminated as a DIRECTOR of FIRST as a result of the merger of FIRST with and into NBD Bancorp, Inc. if upon such merger, DIRECTOR is a director of FIRST'S successor corporation or The First National Bank of Chicago."


       2.  A new paragraph 8 is added as follows:


       "The DIRECTOR'S right to defer future compensation hereunder shall cease as of July 31, 1996 and the value of the DIRECTOR'S Cash Account and Stock Account shall be transferred to the deferred stock unit alternative under the First Chicago NBD Corporation Director Stock Plan ("Plan"), subject to (i) the terms and conditions of the Plan, (ii) stockholder approval of the Plan and
(iii) compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934; provided, however that payments to DIRECTOR under the Plan of amounts deferred hereunder shall be made in accordance with DIRECTOR'S deferral election."

       Notwithstanding the provisions of paragraph 6 of the Agreement, this

Amendment shall become effective on the date hereof.


                                    ----------------------

                                    FIRST CHICAGO NBD CORPORATION

                                    By:
                                        -------------------------
                                        Executive Vice President
Date:  January __, 1996